News Release

Tutor Perini Reports Fourth Quarter and Full Year 2017 Results

•	Diluted earnings per share (EPS) of $2.92 for 2017 (including a tax benefit of $1.05 related to the Tax Cuts and Jobs Act of 2017), compared to $1.92 for 2016
•	Diluted EPS of $1.60 for Q4 2017 (including $1.05 related to the above tax benefit), compared to $0.60 for Q4 2016
•	Cash flow from operations of $163.6 million for 2017 – a record annual result for the Company
•	Consolidated backlog of $7.3 billion, up 17% compared to $6.2 billion at December 31, 2016

LOS ANGELES – (BUSINESS WIRE) – February 27, 2018 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, today reported results for the fourth quarter and year ended December 31, 2017. Revenue was $1.2 billion and $4.8 billion for the fourth quarter and full year, respectively, compared to $1.2 billion and $5.0 billion for the comparable periods in 2016. Income from construction operations was $59.3 million and $179.5 million for the fourth quarter and full year, respectively, compared to $52.1 million and $201.9 million for the comparable periods in 2016. The increase in income from construction operations for the fourth quarter of 2017 was largely due to contributions from certain higher-margin Civil projects. Income from construction operations in 2017 was adversely affected by unfavorable adjustments on certain mechanical projects in the Specialty Contractors segment.

Net income attributable to the Company for the fourth quarter and full year 2017 increased substantially to $80.9 million, or $1.60 per diluted share, and $148.4 million, or $2.92 per diluted share, respectively, compared to $30.3 million, or $0.60 per diluted share, and $95.8 million, or $1.92 per diluted share, for the comparable periods in 2016. Net income for the fourth quarter and full year 2017 included a tax benefit of $53.3 million, or $1.05 per diluted share, which primarily resulted from the remeasurement of the Company’s net deferred tax liabilities due to the recently enacted Tax Cuts and Jobs Act of 2017. Net income for full year 2017 was also favorably impacted by a gain of $37 million, or $0.43 per diluted share, on a legal settlement that was recorded in other income earlier in the year.

The Company generated operating cash of $163.6 million in 2017, which established a new record for annual operating cash generation. Operating cash exceeded net income in 2017 for a second consecutive year. The Company anticipates that cash generation will continue to be strong in 2018 and that cash flow from operations will again exceed net income for the year.

Backlog as of December 31, 2017 was $7.3 billion, up 17% compared to $6.2 billion as of December 31, 2016. New awards and adjustments to contracts in progress during the fourth quarter and full year 2017 were $1.0 billion and $5.8 billion, respectively, compared to $0.8 billion and $3.7 billion for the same periods last year. The Civil segment was the major contributor to new award activity in 2017, and both the Civil and Building segments are expected to drive backlog growth in 2018. The Company has previously announced certain sizeable new projects that are expected to be booked as new awards in the first quarter of 2018, including the $1.41 billion Newark Airport Terminal One Design-Build project and a $172 million mechanical project at the Baruch Houses complex in New York.

“We had an excellent year of new awards that grew our backlog significantly. In addition, our continued intense focus on improved working capital management enabled us to generate record operating cash in 2017,” remarked Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “The Civil segment performed particularly well, growing its backlog by 54% in 2017 and finishing with a 12.0% operating margin for the year. Our large current backlog and volume of prospective opportunities together with our expectation for improved profitability in the Specialty Contractors segment provides us with confidence for even better operating results in 2018.”

Outlook and Guidance

The Company anticipates continued strong demand across various end markets. Revenue growth in 2018 is expected to be driven by higher volume of work in the Civil and Building segments, while increased operating income is expected to result from consistent operating margins in the Civil and Building segments and a higher operating margin in the Specialty Contractors segment. In addition, the lower effective tax rate resulting from recent tax reform together with reduced interest expense should positively benefit the Company’s 2018 results.

For 2018, the Company is establishing its initial EPS guidance at a range of $1.90 to $2.30 per diluted share. The Company’s results are anticipated to be weighted towards the second half of 2018 due to the seasonality of the business.

Fourth Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Tuesday, February 27, 2018, to discuss the fourth quarter and full year results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on the Company’s website at www.tutorperini.com. To listen to the webcast, please visit the Company's website at least 15 minutes prior to the start of the call to register and to download and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and

Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to win new contracts and convert backlog into revenue; the Company's ability to successfully and timely complete construction projects; increased competition and failure to secure new contracts; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings and the timing of related collections; the potential delay, suspension, termination or reduction in scope of construction projects; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the availability of borrowed funds on terms acceptable to the Company; failure to meet our obligations under our debt agreements; the ability to retain certain members of management; the ability to obtain surety bonds to secure the Company’s performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; failure to comply with laws and regulations related to government contracts; actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners and competitors and legislative, regulatory, judicial and other governmental authorities and officials; impairments of our goodwill or other indefinite-lived intangible assets; possible systems and information technology disruptions; the impact of inclement weather conditions on projects; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 27, 2018. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Consolidated Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2017	2016	2017	2016
REVENUE	$1,193,068	$1,246,599	$4,757,208	$4,973,076
COST OF OPERATIONS	(1,062,472)	(1,128,939)	(4,302,803)	(4,515,886)
GROSS PROFIT	130,596	117,660	454,405	457,190
General and administrative expenses	(71,253)	(65,610)	(274,928)	(255,270)
INCOME FROM CONSTRUCTION OPERATIONS	59,343	52,050	179,477	201,920
Other income, net	1,508	1,763	43,882	6,977
Interest expense	(15,658)	(15,128)	(69,384)	(59,782)
INCOME BEFORE INCOME TAXES	45,193	38,685	153,975	149,115
Income tax benefit (provision)	37,654	(8,425)	569	(53,293)
NET INCOME	82,847	30,260	154,544	95,822
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1,909)	—	(6,162)	—
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$80,938	$30,260	$148,382	$95,822
BASIC EARNINGS PER COMMON SHARE	$1.63	$0.62	$2.99	$1.95
DILUTED EARNINGS PER COMMON SHARE	$1.60	$0.60	$2.92	$1.92
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	49,781	49,202	49,647	49,150
DILUTED	50,732	50,507	50,759	49,864

Tutor Perini Corporation
Segment Information

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Quarter Ended December 31, 2017
Total revenue	$492,314	$462,501	$306,018	$1,260,833	$—		$1,260,833
Elimination of intersegment revenue	(63,116)	(4,649)	—	(67,765)	—		(67,765)
Revenue from external customers	$429,198	$457,852	$306,018	$1,193,068	$—		$1,193,068
Income from construction operations	$64,031	$9,164	$3,608	$76,803	$(17,460)	(a)	$59,343
Capital expenditures	$19,029	$83	$347	$19,459	$1,109		$20,568
Depreciation and amortization(b)	$7,000	$488	$1,148	$8,636	$2,831		$11,467

Quarter Ended December 31, 2016
Total revenue	$452,327	$551,801	$301,983	$1,306,111	$—		$1,306,111
Elimination of intersegment revenue	(43,751)	(15,761)	—	(59,512)	—		(59,512)
Revenue from external customers	$408,576	$536,040	$301,983	$1,246,599	$—		$1,246,599
Income from construction operations	$43,640	$12,596	$11,999	$68,235	$(16,185)	(a)	$52,050
Capital expenditures	$5,043	$135	$208	$5,386	$85		$5,471
Depreciation and amortization(b)	$15,361	$538	$1,224	$17,123	$2,883		$20,006

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Year Ended December 31, 2017
Total revenue	$1,856,164	$1,982,857	$1,213,708	$5,052,729	$—		$5,052,729
Elimination of intersegment revenue	(253,989)	(41,532)	—	(295,521)	—		(295,521)
Revenue from external customers	$1,602,175	$1,941,325	$1,213,708	$4,757,208	$—		$4,757,208
Income from construction operations	$192,207	$34,199	$18,938	$245,344	$(65,867)	(a)	$179,477
Capital expenditures	$27,694	$267	$721	$28,682	$1,598		$30,280
Depreciation and amortization(b)	$33,767	$2,021	$4,699	$40,487	$11,443		$51,930

Year Ended December 31, 2016
Total revenue	$1,830,857	$2,146,747	$1,234,272	$5,211,876	$—		$5,211,876
Elimination of intersegment revenue	(161,894)	(76,906)	—	(238,800)	—		(238,800)
Revenue from external customers	$1,668,963	$2,069,841	$1,234,272	$4,973,076	$—		$4,973,076
Income from construction operations	$172,668	$51,564	$37,908	$262,140	$(60,220)	(a)	$201,920
Capital expenditures	$13,541	$516	$1,005	$15,062	$681		$15,743
Depreciation and amortization(b)	$48,561	$2,186	$5,035	$55,782	$11,520		$67,302

(a) Consists primarily of corporate general and administrative expenses.
(b) Depreciation and amortization is included in income from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share amounts)	2017	2016
ASSETS
CURRENT ASSETS:
Cash, including cash equivalents of $1,481 and $15,302 ($53,067 and $0 related to VIEs)	$192,868	$146,103
Restricted cash	4,780	50,504
Restricted investments	53,014	—
Accounts receivable, including retainage of $535,939 and $569,391 (AR of $42,413 and $0 related to VIEs)	1,801,656	1,743,300
Costs and estimated earnings in excess of billings	932,758	831,826
Other current assets	89,316	66,023
Total current assets	3,074,392	2,837,756

Property and equipment, net of accumulated depreciation of $359,188 and $313,783 ($11,641 and $0 related to VIEs)	467,499	477,626
Goodwill	585,006	585,006
Intangible assets, net	89,454	92,997
Other assets	47,772	45,235
TOTAL ASSETS	$4,264,123	$4,038,620

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$30,748	$85,890
Accounts payable, including retainage of $261,820 and $258,294 (AP of $19,243 and $0 related to VIEs)	961,791	994,016
Billings in excess of costs and estimated earnings ($120,952 and $0 related to VIEs)	456,869	331,112
Accrued expenses and other current liabilities	132,438	107,925
Total current liabilities	1,581,846	1,518,943

LONG-TERM DEBT, less current maturities, net of unamortized discounts and debt issuance costs totaling $45,631 and $56,072	705,528	673,629
Deferred income taxes	108,504	131,007
Other long-term liabilities	163,465	162,018
TOTAL LIABILITIES	2,559,343	2,485,597

CONTINGENCIES AND COMMITMENTS

EQUITY:
Stockholders' equity
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock – authorized 75,000,000 shares ($1 par value), issued and outstanding 49,781,010 and 49,211,353 shares	49,781	49,211
Additional paid-in capital	1,084,205	1,075,600
Retained earnings	622,007	473,625
Accumulated other comprehensive loss	(42,718)	(45,413)
Total stockholders' equity	1,713,275	1,553,023
Noncontrolling interests	(8,495)	—
TOTAL EQUITY	1,704,780	1,553,023

TOTAL LIABILITIES AND EQUITY	$4,264,123	$4,038,620

Tutor Perini Corporation
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income	$154,544	$95,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	48,387	63,759
Amortization of intangible assets	3,543	3,543
Share-based compensation expense	21,174	13,423
Excess income tax benefit from share-based compensation	—	(269)
Change in debt discounts and deferred debt issuance costs	17,595	10,968
Deferred income taxes	(23,096)	(10,169)
Loss (gain) on sale of property and equipment	1,131	453
Changes in other components of working capital	(60,214)	(90,530)
Other long-term liabilities	3,656	28,210
Other, net	(3,170)	(1,874)
NET CASH PROVIDED BY OPERATING ACTIVITIES	163,550	113,336

Cash flows from investing activities:
Acquisition of property and equipment	(30,280)	(15,743)
Proceeds from sale of property and equipment	2,744	1,899
Investments in securities, restricted	(54,504)	—
Investments in securities	(6,463)	—
Proceeds from maturities of investments	1,370	—
Change in restricted cash	45,724	(4,651)
NET CASH USED IN INVESTING ACTIVITIES	(41,409)	(18,495)

Cash flows from financing activities:
Proceeds from debt	2,161,384	1,353,895
Repayment of debt	(2,195,068)	(1,562,684)
Debt issuance and extinguishment costs	(15,266)	(15,086)
Issuance of convertible notes	—	200,000
Cash payments related to share-based compensation	(11,769)	(584)
Excess income tax benefit from share-based compensation	—	269
Distributions paid to noncontrolling interests	(17,499)	—
Contributions from noncontrolling interests	2,842	—
NET CASH USED IN FINANCING ACTIVITIES	(75,376)	(24,190)

Net increase in cash and cash equivalents	46,765	70,651
Cash and cash equivalents at beginning of year	146,103	75,452
Cash and cash equivalents at end of year	$192,868	$146,103

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Quarter Ended	Quarter Ended	Backlog at
(in millions)	September 30, 2017	December 31, 2017(a)	December 31, 2017	December 31, 2017
Civil	$4,307.4	$240.0	$(429.2)	$4,118.2
Building	1,598.7	560.6	(457.9)	1,701.4
Specialty Contractors	1,595.6	174.2	(306.0)	1,463.8
Total	$7,501.7	$974.8	$(1,193.1)	$7,283.4

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Year Ended	Year Ended	Backlog at
(in millions)	December 31, 2016	December 31, 2017(a)	December 31, 2017	December 31, 2017
Civil	$2,672.1	$3,048.3	$(1,602.2)	$4,118.2
Building	1,981.2	1,661.5	(1,941.3)	1,701.4
Specialty Contractors	1,573.8	1,103.7	(1,213.7)	1,463.8
Total	$6,227.1	$5,813.5	$(4,757.2)	$7,283.4

(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.